EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SAFLINK® CORP. REPORTS FOURTH QUARTER AND FISCAL 2003

FINANCIAL RESULTS

BELLEVUE, WA—(March 22, 2004)—SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2003. Under a separate press release issued today, it also announced the signing of a definitive merger agreement under which, in a stock-for-stock transaction, SAFLINK will acquire all outstanding shares of stock of SSP Solutions, Inc. (NASDAQ: SSPX), dba SSP-Litronic, a leading provider of secure identity management and information assurance products. The proposed merger is subject to the approval of each company’s security holders and regulatory review, as well as other customary closing conditions. The transaction is expected to close in the second or third quarter of 2004.

Fourth Quarter Results

Revenue for the fourth quarter of 2003 was $488,000, compared to $763,000 in the third quarter of 2003 and $1.1 million in the fourth quarter of 2002. Revenue for the fourth quarter of 2003 was down 36% from the third quarter of 2003 and down 55% from the fourth quarter of 2002. The Company reported a net loss attributable to common stockholders of $2.9 million, or $0.11 per share, in the fourth quarter of 2003 compared to a net loss attributable to common stockholders of $2.5 million, or $0.09 per share, in the third quarter of 2003, and a net loss attributable to common stockholders of $1.4 million, or $0.08 per share, in the fourth quarter of 2002.

Fiscal 2003 Results

Revenue for fiscal 2003 was $2.0 million, compared to $2.0 million in 2002. The Company reported a net loss attributable to common stockholders of $10.7 million, or $0.42 per share, as compared to a net loss attributable to common stockholders of $10.9 million, or $0.73 per share for fiscal 2002.

Glenn Argenbright, President and CEO of SAFLINK commented, “The year 2003 was marked by some significant changes for SAFLINK. Early in the year, our shares were re-listed on the Nasdaq SmallCap Market, we became engaged in two of the largest biometric initiatives in the U.S. Government—the Transportation Security Administration’s TWIC and the Homeland Security’s US VISIT programs—while continuing to participate in various Department of Defense Common Access Card (CAC) opportunities and deployments. We ended the year by making a strategic purchase of biometric technology from Biometrics Solutions Group (BSG) for physical applications, such as doorways, time and attendance and vehicle control systems. We believe this acquisition enables us to truly offer a doorway-to-desktop security solution utilizing biometric technology.”

Argenbright continued, “Given our announcement today of our agreement to merge with SSP-Litronic, combined with our acquisition of the physical biometric technology from BSG, we believe that we have positioned ourselves to pursue an even greater portion of the largest smart card plus biometric initiatives in both the government and commercial sectors. We have also taken the strategic steps to develop a broad base of security products and solutions—logical and physical biometrics, smart cards, and PKI—that we believe are being sought by enterprise customers today and into the future.”

Conference Call

The Company will hold a conference call today at 5:00 PM EST to discuss its Fourth Quarter and Fiscal 2003 results as well as its agreement to merge with SSP-Litronic. The Company may provide forward-looking information on this call. To listen to the conference, please call 1-800-992-7413 (international callers dial +1-801-303-7424). An archive of the call will be available for 10 business days at the following link: http://www.visualwebcaster.com/event.asp?id=21397.

About SAFLINK

SAFLINK Corporation offers software solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing process control systems; and time and attendance systems. For more information, please see www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” and “Identity Assurance Management” are a trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to complete new sales contracts entered into this quarter, its ability to convert any backlog or potential sales opportunities into definitive agreements and revenue-producing relationships, the possibility that the announced merger with SSP-Litronic may not close, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of SSP-Litronic, the combined company’s ability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, SAFLINK’s ability to sell its products, its ability to compete with competitors and the growth of the biometrics market as well as other factors that are discussed in the company’s 424(b)(3) Prospectus filed with the SEC August 16, 2002 as amended and supplemented, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR#04-12

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Thomas Doggett, Director of Marketing

(800) 762-9595

tdoggett@saflink.com

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253)-853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

Todd Kehrli

(626) 395-9500

todd@mkr-group.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Revenue:
Product	$99	$839	$787	$1,175
Service	389	241	1,228	831

Total revenue	488	1,080	2,015	2,006
Cost of revenue:
Product	84	482	300	800
Service	140	108	478	286

Total cost of revenue	224	590	778	1,086

Gross profit	264	490	1,237	920
Operating expenses:
Product development	601	506	2,474	1,761
Sales and marketing	1,635	755	5,437	1,897
General and administrative	910	967	4,113	3,751

Total operating expenses	3,146	2,228	12,024	7,409

Operating loss	(2,882)	(1,738)	(10,787)	(6,489)
Interest expense	(3)	(1)	(14)	(44)
Other income, net	14	298	65	310

Net loss	(2,871)	(1,441)	(10,736)	(6,223)
Preferred stock dividend	—	—	—	(4,731)

Net loss attributable to common stockholders	$(2,871)	$(1,441)	$(10,736)	$(10,954)

Net loss	$(0.11)	$(0.08)	$(0.42)	$(0.42)
Preferred stock dividend	—	—	—	(0.31)

Net loss attributable to common stockholders	$(0.11)	$(0.08)	$(0.42)	$(0.73)

Weighted average number of common shares outstanding	27,062	18,331	25,505	14,919

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$7,099	$7,447
Accounts receivable, net	610	143
Inventory	295	39
Prepaid expenses and other	454	790

Total current assets	8,458	8,419
Furniture and equipment, net	622	199
Intangible assets, net	1,610	—
Goodwill	2,158	—

Total assets	$12,848	$8,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$547	$758
Accrued expenses	1,087	467
Deferred revenue	113	130

Total current liabilities	1,747	1,355
Stockholders’ equity:
Common stock	281	196
Additional paid-in capital	106,805	92,316
Accumulated deficit	(95,985)	(85,249)

Total stockholders’ equity	11,101	7,263

Total liabilities and stockholders’ equity	$12,848	$8,618